ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Filed in the office of	Document Number: 20070813377-38
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time: 11/28/2007 7:32 AM
	Entity Number: E0833272007-9

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Ocean Energy Inc.

2. Resident Agent Name and Street Address:

Name: Corporate Creations Network Inc.

(MANDATORY) Physical Street Address: 8275 South Eastern Avenue #200 | City: Las Vegas | Nevada | Zip Code: 89123

(OPTIONAL) Mailing Address: | City: | State: | Zip Code:

3. Shares:

Number of shares with par value: 75,000,000 | Par value per share: $.001 | Number of shares without par value:

4. Names & Addresses of the Board of Directors/Trustees:

1. Name: Paul Rosenberg
   Street Address: 2230 George C. Marshall #221 | City: Falls Church | State: VA | Zip Code: 22043
2. Name:
   Street Address: | City: | State: | Zip Code:
3. Name:
   Street Address: | City: | State: | Zip Code:

5. Purpose: The purpose of this Corporation shall be:

6. Name, Address and Signature of Incorporator:

Name: Corporate Creations International Inc.

Signature: x
Samantha Simons, Asst. Secretary

Address: 11380 Prosperity Farms Road #221E | City: Palm Beach Gardens | State: FL | Zip Code: 33410

7. Certificate of Acceptance of Appointment of Resident Agent:

I hereby accept appointment as Resident Agent for the above named corporation.

x

Authorized Signature of R. A. or On Behalf of R. A. Company

Date: November 28, 2007

Valerie Hawk, Asst. Secretary

This form must be accompanied by appropriate fees.